                                                                  EXHIBIT 10.19

                              PAGING NETWORK, INC.

                           1997 RESTRICTED STOCK PLAN

1.   PURPOSE

     The purpose of this Plan is to offer senior management the opportunity of the Paging Network, Inc. and its Affiliates to (i) increase their ownership of shares of stock in the Company, (ii) participate in the stockholder value which has been created, and (iii) have a mutuality of interest with other stockholders.

2.   DEFINITIONS

     For the purposes of the Plan, the following terms shall have the meanings set forth below:

     2.1. Affiliate means any corporation in which the Company, directly or indirectly, has a significant equity interest, by vote or value.

     2.2. Award means the grant or sale pursuant to the Plan of Restricted Stock or Stock Grants.

     2.3. Board means the Board of Directors of the Company.

     2.4. Code means the federal Internal Revenue Code of 1986, as amended from time to time, or any statute successor thereto, and any regulations issued from time to time thereunder.

     2.5. Committee means the Stock Option/Compensation Committee of the Board.

     2.6. Company means Paging Network, Inc., a corporation organized under the laws of the State of Delaware.

     2.7. Participant means an employee to whom an Award shall have been granted under the Plan.

     2.8. Plan means this 1997 Restricted Stock Plan of the Company, as amended from time to time.

     2.9. Restricted Stock means an Award pursuant to Section 7 below of shares of Stock subject to restrictions or other forfeiture conditions.

     2.10. Restriction Period has the meaning assigned such term in Section 7.3(e).

     2.11. Stock means Common Stock, par value $.01 per share, of the Company.

     2.12. Stock Grant means an Award pursuant to Section 8 below of shares of Stock not subject to restrictions or other forfeiture conditions.

3.   TERM OF THE PLAN

     Unless the Plan shall have been earlier terminated by the Board, Awards may be granted hereunder at any time in the period commencing on the approval of the Plan by the Board and ending on the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company's stockholders. Awards granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan. Awards granted prior to stockholder approval of the Plan shall be conditioned upon receipt of such approval, and shall be void ab initio in the event such approval is not received within twelve months of the Board's adoption of the Plan.

4.   STOCK SUBJECT TO THE PLAN

          (a) Aggregate Limit On Awards. At no time shall the number of shares of Stock issued pursuant to or subject to Awards granted under the Plan exceed 300,000 shares, subject, however, to the provisions of subsection (b) below. Such shares may be either authorized but unissued shares or shares held by the Company in its treasury. The Company shall at all times reserve and make available sufficient number of shares to meet the requirements of the Plan, provided that following termination of the Plan, the number of shares reserved need not exceed the number of Shares issued under Awards outstanding from time to time thereafter. Shares reacquired by the Company as a result of forfeiture of Awards shall again be available for use under subsequent Awards under the Plan.

          (b) Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the character and aggregate number of shares reserved for issuance under the Plan, and in the number of shares subject to stock based Awards granted under the Plan, as may be determined to be appropriate by the Committee, provided that the number of shares subject to any Award shall always be a whole number.

5.   ADMINISTRATION

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have complete authority, in its sole discretion, to make or to select the manner of making any and all determinations required for the operation of the Plan, and without limiting the generality of the foregoing, shall have the authority to

          (a) grant to eligible individuals, pursuant to the terms of the Plan, Restricted Stock and Stock Grants;

          (b) determine whether and to what extent Restricted Stock and Stock Grants or any combination thereof, are to be granted hereunder;

          (c) determine the number of shares of Stock to be covered by each Award;

          (d) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (which need not be identical in every case), including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine.

     In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority, in its sole discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of any Award issued under the Plan (and any agreements relating thereto), to resolve all disputes arising under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive, final and binding upon all persons having or claiming any interest in the Plan or in any Award pursuant to the Plan.

6.   ELIGIBILITY

     Awards may be granted under the Plan to this Company's chairman and its president, and to officers of the Company and its Affiliates in the following classes: (i) executive, senior and corporate vice presidents, (ii) regional presidents, and (iii) officers with authority over any of the preceding classes of officers. In addition, the Committee may in its sole discretion also grant Awards to other key employees of the Company and its Affiliates.

7.   RESTRICTED STOCK

     7.1. Provision for Grant. Shares of Stock may be issued either alone or in addition to other Awards granted under the Plan at such price, if any, as the Committee may determine. The Committee shall condition the grant of Restricted Stock upon the completion of additional service, attainment of specified performance goals or such other factors as the Committee may determine.

     7.2. Awards and Certificates. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

     7.3. Additional Terms and Conditions. Grants of Restricted Stock may be made under the following additional terms and conditions:

          (a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, as is determined by the Committee.

          (b) Acceptance of Awards. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award agreement and paying whatever price (if any) is required pursuant to the terms of the Award.

          (c) Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to subsection (d) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

     The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Paging Network, Inc. 1997 Restricted Stock Plan and a Restricted Stock Grant Agreement entered into by the registered owner and Paging Network, Inc. Copies of such Plan and Agreement are on file in the offices of Paging Network, Inc. at 4965 Preston Park Boulevard, Plano, TX 75093.

          (d) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

          (e) Transferability. Subject to the provisions of this Plan and the Award agreement, during the period set by the Committee commencing with the date of such Award (the "Restriction Period"), the Participant may not sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

          (f) Rights Pending Lapse of Restrictions or Forfeiture of Award. Except as provided in this subsection (f) and subsection (e) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

          (g) Effect of Termination Of Employment Or Association. Unless otherwise determined by the Committee at grant and subject to the applicable provisions of the Award agreement and this Section 7, upon termination of a Participant's employment or other association with the Company and its Affiliates for any reason during the Restriction Period, all shares still subject to restriction shall be subject to return to the Company; provided, however, that military or sick leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of 90 days or the period during which the absent optionee's reemployment rights, if any, are guaranteed by statute or by contract.

          (h) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

8.   STOCK GRANTS

     In recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate, shares of Stock may be issued either alone or in addition to other stock or cash-based Awards granted under the Plan at such price, if any, as the Committee may determine. Stock Grant Awards shall be made without forfeiture conditions of any kind and otherwise pursuant to such terms and conditions as the Committee may determine.

9.   TERMINATION AND AMENDMENT OF THE PLAN AND AWARDS

     The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

     The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent.

10.  MISCELLANEOUS PROVISIONS

     10.1. Adoption of Other Plans. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     10.2. Payments on Death. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

     10.3. Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld (whether so required to secure an otherwise available tax deduction or otherwise) with respect to such amount. If authorized by the Committee at the grant of an Award, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     10.4. Limitation of Rights in Stock. No Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock covered by an Award, except to the extent any payment required therefore shall have been received by the Company and a certificate shall have been issued therefore and delivered to the Participant or his or her agent (or, in the case of Restricted Stock, any designated escrow agent). Any Stock issued pursuant to an Award shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and By-laws of the Company.

     10.5. No Special Employment or Other Rights. Nothing contained in the Plan or in any Award shall confer upon any Participant any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award under the Plan.

     10.6. Notices and Other Communications. Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the Executive or any other party, at his or her address as last provided to the Company and (ii) if to the Company, at 4965 Preston Park Boulevard, Plano, TX 75093, Attention: Senior Vice President-Finance, Telecopier: (972)-985-6551, or to such other address or telecopier number, as the case may be, as the addressee may have, after the date of this Agreement, designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and
(iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

     10.7. Governing Law. The Plan and all Awards and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws principles thereof.